Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF DOANE PET CARE COMPANY
PURSUANT TO 18 U.S.C. SECTION 1350
     Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying quarterly report on Form 10-Q of Doane Pet Care Company for the quarter ended October 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Doane Pet Care Company hereby certifies that:
     1. The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Doane Pet Care Company.
Date: November 7, 2005

/s/ DOUGLAS J. CAHILL
Douglas J. Cahill
President and Chief Executive Officer
Doane Pet Care Company
A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to Doane Pet Care Company and will be retained by Doane Pet Care Company and furnished to the Securities and Exchange Commission or its staff upon request.